EXHIBIT 99.1

 DESCRIPTION OF PROVIDIAN MASTER TRUST ASSET BACKED CERTIFICATES, SERIES 1998-1


     The table below sets forth the principal characteristics of the Asset Backed Certificates, Series 1998-1 issued pursuant to the Series 1998-1 Supplement dated as of May 1, 1998, to the Pooling and Servicing Agreement dated as of June 1, 1993, as amended, between Providian National Bank, Seller and Servicer, and Bankers Trust Company, Trustee.


Maximum Class A Invested Amount.................................$561,000,000 (1)
Maximum Class B Invested Amount..................................$39,000,000 (1)
Maximum Collateral Invested Amount...............................$25,000,000 (1)
Group................................................. ..................One
Class A and Class B Certificate Rate................................Floating
Series Servicing Fee Percentage........................................1.75% (2)
Initial Revolving Period Expiration Date........................May 26, 1999 (3)
Initial Series Termination Date...............................March 15, 2004 (3)

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(1) Invested Amount may vary, but may not exceed the stated Maximum Invested
    Amount.
(2) Subject to change if Providian National Bank is replaced as the Servicer.
(3) Subject to delay if the Revolving Period is extended.

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